As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-156497

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NEXCORE HEALTHCARE CAPITAL CORP

(Exact name of registrant as specified in its charter)

Delaware	20-0003432
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1621 18th Street, Suite 250

Denver, Colorado 80202

(Address, including zip code, of Principal Executive Offices)

2008 EQUITY COMPENSATION PLAN

(Full title of the plan)

Robert E. Lawless

Chief Financial Officer

NexCore Healthcare Capital Corp

1621 18th Street, Suite 250

Denver, Colorado 80202

Telephone: (303) 244-0700

Fax: (303) 244-0720

(Name, address and telephone number of agent for service)

Copy to:

Jeffrey T. Haughey

Husch Blackwell LLP

1700 Lincoln Street, Suite 4700

Denver, Colorado 80203

Telephone: (303) 749-7200

Fax: (303) 749-7272

DEREGISTRATION OF UNSOLD SECURITIES

NexCore Healthcare Capital Corp, formerly known as CapTerra Financial Group, Inc. (the “Company”), is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-156497) (the “Registration Statement”) filed with the SEC on December 30, 2008, pursuant to which the Company registered 2,700,000 shares of the Company’s common stock, par value $0.001 per share, for issuance under the Company’s 2008 Equity Compensation Plan (the “Plan”).  In 2011, a majority of the Company’s shareholders approved certain amendments to the Plan to increase the number of shares reserved for issuance to 5,050,000 shares.

The Company intends to suspend all reporting obligations by filing with the SEC a Form 15. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all the shares of the Company’s common stock covered by the Registration Statement which remain unissued as of the date of this filing. As of December 20, 2013, there were 2,458,501 shares of common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 20, 2013.

NEXCORE HEALTHCARE CAPITAL CORP

By: /s/ Robert E. Lawless

Robert E. Lawless

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gregory C. Venn Gregory C. Venn	Director, President and Chief Executive Officer (Principal Executive Officer)	December 20, 2013

/s/ Robert E. Lawless Robert E. Lawless	Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2013

/s/ Peter K. Kloepfer Peter K. Kloepfer	Director	December 20, 2013

/s/ Brian L. Klemsz Brian L. Klemsz	Director	December 20, 2013

/s/ Richard A. Bloom Richard A. Bloom	Director	December 20, 2013

/s/ Loren E. Snyder Loren E. Snyder	Director	December 20, 2013